Exhibit 10.11

FORM OF RESTRICTED STOCK AGREEMENT

INFORTE CORP.

RESTRICTED STOCK AGREEMENT

                    THIS AGREEMENT is made and entered into as of March 21, 2005 (the “Grant Date”), by and between Inforte Corp. (the “Company”) and ________________, an employee, of the Company (the “Participant”)

R E C I T A L S

                    WHEREAS, the Company has in effect the Amended and Restated Inforte Corp. 1997 Incentive Compensation Plan (the “Plan”), which permits grants of restricted shares of the Company’s common stock, $0.001 par value (“Stock”).

                    WHEREAS, the Company believes it to be in the best interests of the Company and its stockholders for the Participant to be compensated for valuable services provided to the Company in part through restricted stock.

                    WHEREAS, the Company’s Compensation Committee of the Board of Directors (the “Committee”) has approved the grant of shares of Stock to the Participant, subject to the restrictions provided herein.

A G R E E M E N T

                    NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:

                    1.          Restricted Stock Award.  Subject to the terms and conditions of this Agreement, without payment therefor, the Participant is granted _______ shares of Stock, (hereinafter such shares are referred to as the “Restricted Shares”).

                    2.          Restricted Shares.  The Participant hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

          a.          Forfeiture Restrictions.  Subject to paragraph b. below, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and shall be forfeited by the Participant for no consideration if: (i) the Participant terminates employment or service with the Company for any reason, including death and disability, or (ii) the Participant has failed satisfactorily to complete, as determined by the Committee, the work units or service period as defined under “Lapse Event” agreed to be performed by the Participant.  Nevertheless, the Committee, in its sole discretion, may determine that all or a portion of the Restricted Shares will not be forfeited, taking into account the work performed on behalf of the Company by the Participant (i) prior to Participant’s cessation as an employee and the circumstances of such cessation. The foregoing prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares are herein referred to as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

b. Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule:

Number of Restricted Shares as to Which Forfeiture Restrictions Lapse	Lapse Event

Restricted Shares multiplied by 1/4	1 year after the Grant Date

Restricted Shares multiplied by 1/4	2 years after the Grant Date

Restricted Shares multiplied by 1/4	3 years after the Grant Date

Restricted Shares multiplied by 1/4	4 years after the Grant Date

Any fractional shares that vest will be rounded up to the next whole share.

                    3.          Certificate.  Any certificate evidencing the Restricted Shares shall be issued by the Company in the Participant’s name upon acceptance hereof by the parties and upon satisfaction of the conditions of this Agreement, and shall be held by the Company or its agent in escrow pending lapse of the Forfeiture Restrictions.  In addition to any other legends placed on certificates for shares of Stock as determined by the Company, such certificate shall bear the following legend:

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary or by operation of law, is subject to certain restrictions set forth in a Restricted Stock Agreement, dated as of March 21, 2005, by and between Inforte Corp. and the registered owner hereof.  A copy of such Agreement may be obtained from the Secretary of Inforte Corp.

                    With respect to any Restricted Shares as to which the Forfeiture Restrictions have lapsed, the Participant shall be entitled to a new certificate for such shares, without the foregoing legend, upon making a request for such certificate to Inforte’s Chief Financial Officer.

                    4.          Transfer After Lapse of Restrictions.  To the extent the Forfeiture Restrictions have lapsed, the Restricted Shares shall thereafter be transferable by the Participant, subject to any limitations on transfer under applicable federal or state securities laws.

                    5.          Voting Rights, Dividends and Other Distributions. Following the issuance of the Restricted Shares under Paragraph 3 and while the Restricted Shares are subject to the Forfeiture Restrictions of Paragraph 2, the Participant shall be entitled to:

a. exercise full voting rights with respect to such Restricted Shares, and

            b.          receive all dividends or distributions paid with respect to such Restricted Shares.  If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions as the Restricted Shares with respect to which they were paid.

Notwithstanding the foregoing, no dividends or distributions shall be payable to the Participant with respect to, and the Participant shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Shares.

                    6.          Adjustments.  In the event there shall be any change in the number of outstanding shares of Stock as a result of a stock dividend or stock split, then the number of shares subject to this Agreement shall be equitably adjusted by the Committee.  In the event that there shall be any other change in the number of outstanding shares of Stock or of any stock or securities into which such Stock shall have been changed or exchanged without consideration therefor, then the number of shares subject to this Agreement may, at the Committee’s discretion, be equitably adjusted by the Committee in order to preserve the benefits granted hereunder.  Any fractional shares resulting from any such adjustment shall be cancelled.

                    7.          Withholding of Tax.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Participant for federal or state income tax purposes, the Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Participant fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income.  The Participant may pay such withholding taxes in cash or, to the extent permitted by the Committee, in shares of Stock (such shares may be either previously owned shares or shares otherwise transferable to the Participant under this Agreement), or in any combination thereof.  To the extent provided by the Committee, the Fair Market Value of shares of Stock withheld, or shares that have been held by the Participant less than six months that are tendered in payment of the withholding taxes, may not exceed the minimum tax withholding required by law.

                    8.          Acquisition.  If prior to the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares, Stock of the Company shall be changed into another kind of stock or into securities of another corporation, cash or other property, or any combination thereof (the “Acquisition Consideration”), whether as a result of a sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation, the Participant shall thereafter be entitled to receive, in lieu of such Restricted Shares, the Acquisition Consideration, subject, after the date of such transaction, to the same Forfeiture Restrictions and other terms and conditions of this Agreement, to the extent applicable.

                    9.          Powers of Company Not Affected.  The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                    10.        Continued Engagement.  The granting of the Restricted Shares under this Agreement shall not be construed as granting to the Participant any right with respect to continued engagement by the Company of the Participant as an advisor or in any other capacity.  Any question as to whether and when there has been a cessation of the Participant’s status as an advisor with the Company shall be determined by the Committee and its determination shall be final.

                    11.        Interpretation.  As a condition of the granting of the Restricted Shares, the Participant agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.

                    12.        Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  This Agreement shall be binding upon, and inure to the benefit of the Participant, his legal representatives and heirs.  This Agreement may not be assigned by the Participant, and any attempted assignment shall be null and void and of no legal effect.

                    13.        Amendment or Modification.  Except as otherwise provided herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against whom or which the enforcement of the amendment, modification or supplement is sought.

                    14.        Governing Law.  This Agreement shall be governed by the internal laws of the State of Illinois as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his hand as of the day and year first above written.

INFORTE CORP.
(the “Company”)

By:

Nick Heyes
Chief Financial Officer

THE PARTICIPANT:

Name

Street Address

City, State, Country, Zip Code

Social Security No. Telephone Number